Exhibit 99.1

[Graphic Omitted]
NASDAQ: WASH

Contact:    Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  July 21, 2009
FOR IMMEDIATE RELEASE

Washington Trust Announces Second Quarter 2009 Earnings
Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced second quarter 2009 net income of $3.8 million, or 23 cents per diluted share, compared to second quarter 2008 net income of $6.1 million, or 45 cents per diluted share.  For the six months ended June 30, 2009, net income amounted to $6.4 million, or 40 cents per diluted share, compared to $11.9 million, or 88 cents per diluted share, for the same period in 2008.

Earnings in the second quarter of 2009 were influenced by the following:
•
Federal Deposit Insurance Corp. (“FDIC”) deposit insurance premiums for the second quarter of 2009 were up by $1.9 million from the second quarter a year earlier.  This increase included a special FDIC assessment of $1.35 million ($869 thousand, after tax; or 5 cents per diluted share).

•
The loan loss provision charged to earnings amounted to $3.0 million for the second quarter of 2009, compared to $1.4 million for the second quarter of 2008.  The provision was based on management’s assessment of economic and credit conditions as well as growth in the loan portfolio.

•
No dividend was received from the Federal Home Loan Bank of Boston (FHLBB) in the second quarter of 2009.  Dividend income on Washington Trust’s investment in FHLBB stock totaled $344 thousand in the second quarter of 2008.

Selected Second Quarter 2009 developments:
•
Wealth management revenues for the second quarter of 2009 were down by $1.7 million, or 22 percent, from the second quarter of 2008, primarily due to lower valuations in the financial markets.  Assets under administration totaled $3.316 billion at June 30, 2009, down $607.3 million from the June 30, 2008 balance.

•
Net gains on loan sales and commissions on loans originated for others totaled $1.6 million for the second quarter of 2009, up by $1.1 million from the second quarter of 2008, due to strong residential mortgage refinancing and sales activity.

-M O R E-

Washington Trust
Page Two, July 21, 2009

•
Commercial loan growth continued at a good pace, amounting to $39.0 million, or 4 percent, in the second quarter of 2009.  Commercial loans have increased $152.2 million, or 19 percent, from the balance at June 30, 2008.

•
Reflecting continued weak economic conditions, nonperforming assets amounted to $24.8 million, or 0.85% of total assets, at June 30, 2009 up from $17.5 million, or 0.60% of total assets, at March 31, 2009.  Nonperforming assets were $8.8 million, or 0.30% of total assets, at December 31, 2008.

John C. Warren, Washington Trust Bancorp, Inc.’s Chairman and Chief Executive Officer, stated “The economy remains challenged both locally and nationally.  In this environment we will continue to maintain our focus and discipline.”

RESULTS OF OPERATIONS
Net interest income for the second quarter of 2009 increased $302 thousand, or 2 percent, from the first quarter of 2009 and remained essentially flat compared to the second quarter a year ago.  On a year-to-date basis, net interest income increased $937 thousand, or 3 percent, from 2008.  No dividend has been received from the FHLBB in 2009.  Dividend income on Washington Trust’s investment in FHLBB stock totaled $445 thousand and $344 thousand in the first and second quarters of 2008, respectively.

The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the second quarter of 2009 was 2.45%, up 6 basis points from the first quarter of 2009 and down 26 basis points from the second quarter a year ago.  For the six months ended June 30, 2009, the net interest margin was 2.42%, down 23 basis points from the same period a year earlier.  The quarter and year-to-date decreases in net interest margin from 2008 reflect the elimination of FHLBB dividend income and margin compression, in general, on core deposit rates following the Federal Reserve’s actions to reduce short-term interest rates in late 2008 and early 2009.

Total noninterest income for the second quarter of 2009 increased $4.4 million, or 56 percent, from the first quarter of 2009 and increased $144 thousand, or 1 percent, from the second quarter of 2008.  Included in noninterest income in the first quarter of 2009 were net impairment losses of $2.0 million for investment securities deemed to be other-than-temporarily impaired.  There were no impairment losses recognized in the second quarter of 2009.  On a year-to-date basis, total noninterest income decreased by $3.0 million, or 13 percent, from 2008, reflecting declines in wealth management revenues and lower net realized gains on securities, partially offset by higher net gains on loan sales and commissions on loans originated for others.
- M O R E -

Washington Trust
Page Three, July 21, 2009

Wealth management revenues for the second quarter of 2009 increased $541 thousand, or 10 percent, from the first quarter of 2009 and decreased $1.7 million, or 22 percent, from the second quarter a year ago.  Second quarter 2009 amounts included seasonal tax preparation fee revenues of $339 thousand.  For the six months ended June 30, 2009, wealth management revenues were down $3.5 million, or 24 percent, from the same period in 2008.  Wealth management revenues are largely dependent on the value of assets under administration and are closely tied to the performance of the financial markets.  Assets under administration totaled $3.316 billion at June 30, 2009, up $358.4 million, or 12 percent, from March 31, 2009 and up $168.7 million, or 5 percent, from December 31, 2008.  Assets under administration were down $607.3 million, or 15 percent, from June 30, 2008.  The decline in assets under administration was primarily due to lower valuations in the financial markets.

Due to strong residential mortgage refinancing and sales activity, net gains on loan sales and commissions on loans originated for others for the second quarter of 2009 increased by $508 thousand from the first quarter of 2009 and by $1.1 million from the second quarter of 2008.  On a year-to-date basis, net gains on loan sales and commissions on loans originated for others increased by $1.7 million from the same period in 2008.

Net realized gains on securities amounted to $257 thousand in the second quarter of 2009, compared to net realized gains of $57 thousand in the first quarter of 2009 and $1.1 million in the second quarter of 2008.  Also included in noninterest income were net unrealized gains on interest rate swap contracts of $341 thousand in the second quarter of 2009, compared to $60 thousand in the first quarter of 2009 and $26 thousand in the second quarter a year ago.

Noninterest expenses for the second quarter of 2009 increased by $1.9 million, or 11 percent, from the first quarter of 2009 and by $2.3 million, or 13 percent, from the second quarter of 2008.  FDIC deposit insurance premiums for the second quarter of 2009 were up $1.5 million from the first quarter of 2009 and $1.9 million from the second quarter a year earlier.  A special FDIC assessment of $1.35 million was recorded in the second quarter of 2009.  On a year-to-date basis, total noninterest expenses increased by $3.5 million, or 10 percent, from 2008, which included a $2.3 million increase in FDIC deposit insurance costs.  In addition to the special assessment, the year over year increase in FDIC deposit insurance costs also reflects higher assessment rates.

- M O R E -

Washington Trust
Page Four, July 21, 2009

Income tax expense amounted to $1.5 million for the three months ended June 30, 2009, as compared to $1.1 million for the first quarter of 2009 and $2.8 million for the second quarter of 2008.  The effective tax rate for the second quarter of 2009 was 28.1%, as compared to 29.3% for the first quarter of 2009 and 31.6% for the second quarter of 2008.

ASSET QUALITY
Nonperforming assets (nonaccrual loans, nonaccrual investment securities and property acquired through foreclosure) amounted to $24.8 million, or 0.85% of total assets, at June 30, 2009, compared to $17.5 million, or 0.60% of total assets, at March 31, 2009.  Nonperforming assets were $8.8 million, or 0.30% of total assets, at December 31, 2008 and $6.2 million, or 0.23% of total assets, at June 30, 2008.  Nonaccrual loans totaled $22.7 million at June 30, 2009, up $7.2 million in the second quarter of 2009.  Included in this increase was one relationship in the commercial real estate category totaling $3.2 million and two relationships in other commercial loans totaling $3.7 million.  Total nonaccrual loans were $7.8 million at December 31, 2008 and $6.2 million at June 30, 2008.

At June 30, 2009, total 30 day+ delinquencies amounted to $25.6 million, or 1.35% of total loans, up $3.5 million in the second quarter of 2009 and up $8.0 million from the balance at December 31, 2008, with the largest increase in the commercial loan category.  Commercial loan delinquencies amounted to $17.6 million, or 1.85% of total commercial loans, at June 30, 2009, up $2.6 million in the second quarter of 2009 and up $6.0 million from the balance at December 31, 2008.

Total residential mortgage and consumer loan 30 day+ delinquencies amounted to $8.1 million, or 0.85% of these loans, at June 30, 2009, up $892 thousand in the second quarter of 2009 and up $2.0 million from the balance at December 31, 2008.  Total 90 day+ delinquencies in the residential mortgage and consumer loan categories amounted to $3.8 million (10 loans) and $2 thousand (2 loans), respectively, at June 30, 2009.  Washington Trust has never offered a subprime residential loan program.

The loan loss provision charged to earnings amounted to $3.0 million for the second quarter of 2009, compared to $1.7 million for the first quarter of 2009 and $1.4 million for the second quarter of 2008.  For the six months ended June 30, 2009 and 2008, the loan loss provision totaled $4.7 million and $1.85 million, respectively.  The provision for loan losses was based on management’s assessment of economic and credit conditions, with particular emphasis on commercial and commercial real estate categories, as well as growth

- M O R E -

Washington Trust
Page Five, July 21, 2009

in the loan portfolio.  Net charge-offs amounted to $1.4 million in the second quarter of 2009, as compared to net charge-offs of $927 thousand in the first quarter of 2009 and $161 thousand in the second quarter of 2008.  For the six months ended June 30, 2009 and 2008, net charge-offs totaled $2.4 million and $164 thousand, respectively.

We believe that the declining credit quality trend is primarily related to a general weakening in national and regional economic conditions and that this trend may continue for the next few quarters.  Management will continue to assess the adequacy of the allowance for loan losses in accordance with its established policies.  The allowance for loan losses was $26.1 million, or 1.38% of total loans, at June 30, 2009, compared to $23.7 million, or 1.29% of total loans, at December 31, 2008 and $22.0 million, or 1.29% of total loans, at June 30, 2008.

FINANCIAL CONDITION
Total loans grew by $25.3 million, or 1.4 percent, in the second quarter of 2009, due to growth in the commercial loan portfolio.  Commercial loans increased $39.0 million, or 4.3 percent, in the second quarter of 2009 due primarily to increases in commercial real estate loans.  During the first six months of 2009, total loans grew by $52.1 million, or 2.8 percent, with commercial loan growth of $66.9 million, or 7.6 percent.

The investment securities portfolio amounted to $776.4 million at June 30, 2009, down by $57.5 million in the second quarter of 2009 and down by $89.8 million from the balance at December 31, 2008.  The largest component of the investment securities portfolio is mortgage-backed securities, all of which are issued by U.S. Government agencies or U.S. Government-sponsored enterprises.  At June 30, 2009, the net unrealized gain position on the investment securities portfolio was $4.2 million, including gross unrealized losses of $20.0 million.  Approximately 90% of the gross unrealized losses on the investment securities portfolio were concentrated in variable rate trust preferred securities issued by financial services companies.

Total deposits amounted to $1.884 billion at June 30, 2009, essentially flat compared to March 31, 2009 and up by $92.9 million, or 5 percent, from December 31, 2008.  Excluding out-of-market brokered certificates of deposit, in-market deposits grew by $10.7 million during the second quarter of 2009.  Demand deposits and NOW account balances increased by $24.0 million, saving account balances grew by $6.3 million and money market account balances declined by $20.9 million during the second quarter of 2009.  During the first six months of 2009, in-market deposits increased by $129.7 million, which included $45.4 million in wealth management client money market deposits previously held in outside money market funds.
– M O R E –

Washington Trust
Page Six, July 21, 2009

FHLBB advances totaled $688.4 million at June 30, 2009, down by $34.7 million from March 31, 2009 and down by $141.2 million from December 31, 2008.

DIVIDENDS DECLARED
The Board of Directors declared a quarterly dividend of 21 cents per share for the quarter ended June 30, 2009.  The dividend was paid on July 10, 2009 to shareholders of record on June 30, 2009.

CONFERENCE CALL
Washington Trust Chairman and Chief Executive Officer John C. Warren, and David V. Devault, Executive Vice President, Chief Financial Officer and Secretary, will host a conference call on Wednesday, July 22, 2009 at 8:30 a.m. (Eastern Time) to discuss Washington Trust’s second quarter results.  This call is being webcast by SNL IR Solutions and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com, or may be accessed by calling (800) 860-2442, or (412) 858-4600 for international callers.  A replay of the call will be posted in this same location on the website shortly after the conclusion of the call.  To listen to a replay of the conference call, dial (877) 344-7529 and enter Conference ID #: 431996.  The replay will be available until 9:00 a.m. on July 30, 2009.

BACKGROUND
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Select® Market under the symbol “WASH.”  Investor information is available on the Washington Trust’s web site: www.washtrust.com.

– M O R E –

Washington Trust
Page Seven, July 21, 2009

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of Washington Trust could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of the Washington Trust’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements.  In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, may result in these differences.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES
Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP").  Washington Trust’s management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(unaudited)
	June 30,	December 31,
(Dollars in thousands)	2009	2008
Assets:
Cash and noninterest-bearing balances due from banks	$29,355	$11,644
Interest-bearing balances due from banks	17,875	41,780
Federal funds sold and securities purchased under resale agreements	–	2,942
Other short-term investments	3,031	1,824
Mortgage loans held for sale	6,139	2,543
Securities available for sale, at fair value;
amortized cost $772,283 in 2009 and $869,433 in 2008	776,435	866,219
Federal Home Loan Bank stock, at cost	42,008	42,008
Loans:
Commercial and other	947,238	880,313
Residential real estate	618,859	642,052
Consumer	325,157	316,789
Total loans	1,891,254	1,839,154
Less allowance for loan losses	26,051	23,725
Net loans	1,865,203	1,815,429
Premises and equipment, net	25,520	25,102
Accrued interest receivable	9,883	11,036
Investment in bank-owned life insurance	44,053	43,163
Goodwill	58,114	58,114
Identifiable intangible assets, net	9,536	10,152
Other assets	32,656	33,510
Total assets	$2,919,808	$2,965,466

Liabilities:
Deposits:
Demand deposits	$187,830	$172,771
NOW accounts	187,014	171,306
Money market accounts	356,726	305,879
Savings accounts	192,484	173,485
Time deposits	959,666	967,427
Total deposits	1,883,720	1,790,868
Dividends payable	3,365	3,351
Federal Home Loan Bank advances	688,431	829,626
Junior subordinated debentures	32,991	32,991
Other borrowings	22,039	26,743
Accrued expenses and other liabilities	46,969	46,776
Total liabilities	2,677,515	2,730,355

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 16,023,009 shares in 2009 and 16,018,868 shares in 2008	1,001	1,001
Paid-in capital	81,831	82,095
Retained earnings	165,591	164,679
Accumulated other comprehensive loss	(5,579)	(10,458)
Treasury stock, at cost; 21,077 shares in 2009 and 84,191 in 2008	(551)	(2,206)
Total shareholders’ equity	242,293	235,111
Total liabilities and shareholders’ equity	$2,919,808	$2,965,466

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(Dollars and shares in thousands, except per share amounts)	Three Months		Six Months
Periods ended June 30,	2009	2008	2009	2008
Interest income:
Interest and fees on loans	$24,147	$24,406	$48,286	$49,376
Interest on securities:
Taxable	7,588	8,302	16,037	16,718
Nontaxable	778	786	1,558	1,566
Dividends on corporate stock and Federal Home Loan Bank stock	55	489	127	1,109
Other interest income	9	50	26	190
Total interest income	32,577	34,033	66,034	68,959
Interest expense:
Deposits	8,481	9,248	18,028	21,147
Federal Home Loan Bank advances	7,112	7,794	14,339	15,093
Junior subordinated debentures	479	509	958	847
Other interest expense	244	275	489	589
Total interest expense	16,316	17,826	33,814	37,676
Net interest income	16,261	16,207	32,220	31,283
Provision for loan losses	3,000	1,400	4,700	1,850
Net interest income after provision for loan losses	13,261	14,807	27,520	29,433
Noninterest income:
Wealth management services:
Trust and investment advisory fees	4,402	5,321	8,524	10,663
Mutual fund fees	993	1,445	1,908	2,786
Financial planning, commissions and other service fees	559	884	935	1,459
Wealth management services	5,954	7,650	11,367	14,908
Service charges on deposit accounts	1,201	1,208	2,314	2,368
Merchant processing fees	2,086	1,914	3,435	3,186
Income from bank-owned life insurance	447	453	891	900
Net gains on loan sales and commissions on loans originated for others	1,552	433	2,596	924
Net realized gains on securities	257	1,096	314	1,909
Net unrealized gains on interest rate swap contracts	341	26	401	145
Other income	465	528	884	870
Noninterest income, excluding other-than-temporary impairment losses	12,303	13,308	22,202	25,210
Total other-than-temporary impairment losses on securities	–	(1,149)	(4,244)	(2,007)
Portion of loss recognized in other comprehensive income (before taxes)	–	–	2,253	–
Net impairment losses recognized in earnings	–	(1,149)	(1,991)	(2,007)
Total noninterest income	12,303	12,159	20,211	23,203
Noninterest expense:
Salaries and employee benefits	10,359	10,411	20,834	20,754
Net occupancy	1,122	1,064	2,348	2,202
Equipment	1,036	977	2,011	1,921
Merchant processing costs	1,780	1,598	2,923	2,666
Outsourced services	568	742	1,354	1,378
Legal, audit and professional fees	664	430	1,339	973
FDIC deposit insurance costs	2,143	251	2,794	507
Advertising and promotion	491	467	792	853
Amortization of intangibles	308	326	616	652
Other expenses	1,858	1,788	3,708	3,290
Total noninterest expense	20,329	18,054	38,719	35,196
Income before income taxes	5,235	8,912	9,012	17,440
Income tax expense	1,470	2,817	2,577	5,529
Net income	$3,765	$6,095	$6,435	$11,911

Weighted average shares outstanding – basic	15,983.6	13,381.1	15,963.2	13,369.6
Weighted average shares outstanding – diluted	16,037.4	13,567.0	16,009.1	13,550.9
Per share information:
Basic earnings per share	$0.24	$0.45	$0.40	$0.89
Diluted earnings per share	$0.23	$0.45	$0.40	$0.88
Cash dividends declared per share	$0.21	$0.21	$0.42	$0.41

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	June 30,		Mar 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands, except per share amounts)	2009		2009	2008	2008	2008
Financial Data
Total assets	$2,919,808		$2,947,110	$2,965,466	$2,767,882	$2,732,989
Total loans	1,891,254		1,865,954	1,839,154	1,769,041	1,705,650
Total securities	776,435		833,959	866,219	753,456	790,064
Total deposits	1,883,720		1,884,324	1,790,868	1,737,251	1,609,542
Total shareholders’ equity	242,293		238,727	235,111	184,762	186,422
Net interest income	16,261		15,959	17,586	16,644	16,207
Provision for loan losses	3,000		1,700	1,850	1,100	1,400
Noninterest income, excluding other-than-temporary
impairment losses	12,303		9,899	9,675	11,572	13,308
Net impairment losses recognized in earnings	-		(1,991)	(2,948)	(982)	(1,149)
Noninterest expenses	20,329		18,390	18,075	18,471	18,054
Income tax expense	1,470		1,107	167	1,623	2,817
Net income	3,765		2,670	4,221	6,040	6,095

Share Data
Basic earnings per share	$0.24		$0.17	$0.27	$0.45	$0.45
Diluted earnings per share	$0.23		$0.17	$0.27	$0.44	$0.45
Dividends declared per share	$0.21		$0.21	$0.21	$0.21	$0.21
Book value per share	$15.14		$14.97	$14.75	$13.76	$13.91
Tangible book value per share – Non-GAAP*	$10.91		$10.71	$10.47	$8.80	$9.34
Market value per share	$17.83		$16.25	$19.75	$26.60	$19.70

Shares outstanding at end of period	16,001.9		15,949.9	15,934.7	13,423.2	13,398.2
Weighted average shares outstanding – basic	15,983.6		15,942.7	15,765.4	13,409.5	13,381.1
Weighted average shares outstanding – diluted	16,037.4		15,997.8	15,871.6	13,588.3	13,566.7

Key Ratios
Return on average assets	0.52%		0.36%	0.59%	0.88%	0.92%
Return on average tangible assets – Non-GAAP*	0.53%		0.37%	0.60%	0.90%	0.94%
Return on average equity	6.22%		4.50%	7.31%	12.94%	12.88%
Return on average tangible equity – Non-GAAP*	8.63%		6.30%	10.25%	19.25%	19.07%

Capital Ratios
Tier 1 risk-based capital	10.98	% (i)	11.00%	11.29%	9.20%	9.44%
Total risk-based capital	12.23	% (i)	12.25%	12.54%	10.45%	10.69%
Tier 1 leverage ratio	7.53	% (i)	7.35%	7.53%	6.10%	6.32%
Equity to assets	8.30%		8.10%	7.93%	6.68%	6.82%
Tangible equity to tangible assets – Non-GAAP*	6.12%		5.93%	5.76%	4.38%	4.68%
(i) – estimated

Wealth Management Assets Under Administration
Balance at beginning of period	$2,957,918		$3,147,649	$3,624,502	$3,923,595	$3,878,746
Net investment (depreciation) appreciation & income	313,999		(150,855)	(466,461)	(322,953)	10,420
Net customer cash flows	44,391		(38,876)	(10,392)	23,860	34,429
Balance at end of period	$3,316,308		$2,957,918	$3,147,649	$3,624,502	$3,923,595

* - See the section labeled “Supplemental Information – Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Six Months Ended
	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2009	2008
Financial Data
Net interest income	$32,220	$31,283
Provision for loan losses	4,700	1,850
Noninterest income, excluding other-than-temporary impairment losses	22,202	25,210
Net impairment losses recognized in earnings	(1,991)	(2,007)
Noninterest expenses	38,719	35,196
Income tax expense	2,577	5,529
Net income	6,435	11,911

Share Data
Basic earnings per share	$0.40	$0.89
Diluted earnings per share	$0.40	$0.88
Dividends declared per share	$0.42	$0.41

Weighted average shares outstanding – basic	15,963.2	13,369.6
Weighted average shares outstanding – diluted	16,009.1	13,550.9

Key Ratios
Return on average assets	0.44%	0.91%
Return on average tangible assets – Non-GAAP*	0.45%	0.93%
Return on average equity	5.36%	12.55%
Return on average tangible equity – Non-GAAP*	7.48%	18.58%

Asset Quality Data
Allowance for Loan Losses
Balance at beginning of period	$23,725	$20,277
Provision charged to earnings	4,700	1,850
Charge-offs	(2,509)	(326)
Recoveries	135	162
Balance at end of period	$26,051	$21,963

Net Loan Charge-Offs
Commercial:
Mortgages	$1,255	$(68)
Construction and development	-	-
Other	864	113
Residential:
Mortgages	159	33
Homeowner construction	-	-
Consumer	96	86
Total	$2,374	$164

Net charge-offs to average loans (annualized)	0.25%	0.02%

Wealth Management Assets Under Administration
Balance at beginning of period	$3,147,649	$4,014,352
Net investment (depreciation) appreciation & income	163,144	(191,495)
Net customer cash flows	5,515	100,738
Balance at end of period	$3,316,308	$3,923,595

* - See the section labeled “Supplemental Information – Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands, except per share amounts)	2009	2009	2008	2008	2008
Average Yields (taxable equivalent basis)
Assets:
Residential real estate loans	5.38%	5.47%	5.50%	5.54%	5.55%
Commercial and other loans	5.37%	5.47%	6.19%	6.28%	6.51%
Consumer loans	4.19%	4.29%	5.00%	5.38%	5.48%
Total loans	5.17%	5.27%	5.74%	5.86%	5.98%
Cash, federal funds sold
and other short-term investments	0.27%	0.26%	0.30%	1.63%	1.64%
Taxable debt securities	4.21%	4.45%	4.87%	4.85%	4.86%
Nontaxable debt securities	5.80%	5.86%	5.64%	5.63%	5.67%
Corporate stocks and FHLBB stock	0.64%	0.83%	3.29%	3.58%	4.46%
Total securities	4.11%	4.26%	4.74%	4.74%	4.87%
Total interest-earning assets	4.83%	4.93%	5.41%	5.49%	5.60%
Liabilities:
NOW accounts	0.17%	0.18%	0.17%	0.18%	0.19%
Money market accounts	0.98%	1.55%	1.91%	1.79%	1.79%
Savings accounts	0.26%	0.40%	0.48%	0.47%	0.50%
Time deposits	3.06%	3.30%	3.51%	3.68%	3.88%
FHLBB advances	4.11%	3.81%	4.05%	4.20%	4.15%
Junior subordinated debentures	5.82%	5.89%	6.13%	6.31%	6.34%
Other	4.70%	4.22%	4.20%	4.68%	4.60%
Total interest-bearing liabilities	2.66%	2.83%	3.09%	3.16%	3.18%

Interest rate spread (taxable equivalent basis)	2.17%	2.10%	2.32%	2.33%	2.42%
Net interest margin (taxable equivalent basis)	2.45%	2.39%	2.65%	2.62%	2.71%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		Period End Balances At
(Dollars in thousands)		6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Loans
Commercial:	Commercial mortgages	$439,182	$412,817	$407,904	$394,085	$361,623
	Construction and development	64,504	49,215	49,599	51,592	60,606
	Other	443,552	446,251	422,810	396,161	372,784
	Total commercial	947,238	908,283	880,313	841,838	795,013
Residential:	Mortgages	606,324	621,141	626,663	604,205	593,995
	Homeowner construction	12,535	15,996	15,389	14,124	14,356
	Total residential real estate	618,859	637,137	642,052	618,329	608,351
Consumer:	Home equity lines	195,612	183,058	170,662	158,837	152,339
	Home equity loans	70,806	79,881	89,297	93,690	94,316
	Other	58,739	57,595	56,830	56,347	55,631
	Total consumer	325,157	320,534	316,789	308,874	302,286
	Total loans	$1,891,254	$1,865,954	$1,839,154	$1,769,041	$1,705,650

(Dollars in thousands)
	At June 30, 2009
Commercial Real Estate Loans by Property Location	Balance	% of Total
Rhode Island, Connecticut, Massachusetts	$448,163	89.0%
New York, New Jersey, Pennsylvania	40,254	8.0%
New Hampshire, Maine	13,628	2.7%
Other	1,641	0.3%
Total commercial real estate loans (1)	$503,686	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(Dollars in thousands)
	At June 30, 2009
Residential Mortgages by Property Location	Balance	% of Total
Rhode Island, Connecticut, Massachusetts	$556,617	89.9%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	24,459	4.0%
Ohio, Michigan	16,615	2.7%
California, Washington, Oregon	11,625	1.9%
Colorado, Texas, New Mexico, Utah	5,066	0.8%
Georgia	2,529	0.4%
New Hampshire, Vermont	1,367	0.2%
Other	581	0.1%
Total residential mortgages	$618,859	100.0%

	Period End Balances At
(Dollars in thousands)	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Deposits
Demand deposits	$187,830	$170,975	$172,771	$187,839	$187,865
NOW accounts	187,014	179,903	171,306	164,829	170,733
Money market accounts	356,726	377,603	305,879	298,106	305,860
Savings accounts	192,484	186,152	173,485	171,856	177,490
Time deposits	959,666	969,691	967,427	914,621	767,594
Total deposits	$1,883,720	$1,884,324	$1,790,868	$1,737,251	$1,609,542

Out-of-market brokered certificates of deposits
included in time deposits	$151,175	$162,463	$187,987	$187,925	$113,725

In-market deposits, excluding out of market
brokered certificates of deposit	$1,732,545	$1,721,861	$1,602,881	$1,549,326	$1,495,817

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)	At June 30, 2009
	Amortized	Unrealized	Unrealized	Fair
Securities Available for Sale	Cost (1)	Gains	Losses	Value
U.S. Treasury obligations and obligations of
U.S. government-sponsored agencies	$51,545	$3,817	$ −	$55,362
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	586,196	18,116	(956)	603,356
States and political subdivisions	80,669	976	(554)	81,091
Trust preferred securities:
Individual name issuers	30,544	−	(13,640)	16,904
Collateralized debt obligations	6,142	−	(4,261)	1,881
Corporate bonds	13,174	1,223	−	14,397
Common stocks	659	−	(40)	619
Perpetual preferred stocks	3,354	−	(529)	2,825
Total securities available for sale	$772,283	$24,132	$(19,980)	$776,435

(1)
Net of other-than-temporary impairment losses recognized in earnings, other than such noncredit-related amounts reversed on January 1, 2009 in accordance with FASB Staff Position No. FAS 115-2 and FAS 124-2.

(Dollars in thousands)	At December 31, 2008
	Amortized	Unrealized	Unrealized	Fair
Securities Available for Sale	Cost (1)	Gains	Losses	Value
U.S. Treasury obligations and obligations of
U.S. government-sponsored agencies	$59,022	$5,355	$ −	$64,377
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	675,159	12,543	(4,083)	683,619
States and political subdivisions	80,680	1,348	(815)	81,213
Trust preferred securities:
Individual name issuers	30,525	−	(13,732)	16,793
Collateralized debt obligations	5,633	−	(3,693)	1,940
Corporate bonds	12,973	603	−	13,576
Common stocks	942	50	−	992
Perpetual preferred stocks	4,499	2	(792)	3,709
Total securities available for sale	$869,433	$19,901	$(23,115)	$866,219

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

The following is supplemental information concerning trust preferred investment securities:

	At June 30, 2009
	Credit Rating		Amortized	Unrealized		Fair
(Dollars in thousands)	Moody’s	S&P (b)	Cost (a)	Gains	Losses	Value
Trust preferred securities:
Individual name issuers (c):
JPMorgan Chase & Co.	A1	BBB+	$9,709	$ –	$(4,334)	$5,375
Bank of America Corporation	Baa3	B	5,721	–	(2,605)	3,116
Wells Fargo & Company	A3	A-	5,095	–	(2,387)	2,708
SunTrust Banks, Inc.	Baa2	BB+	4,162	–	(1,958)	2,205
Northern Trust Corporation	A2	A-	1,978	–	(952)	1,026
State Street Corporation	A2	BBB+	1,966	–	(330)	1,636
Huntington Bancshares Incorporated	Baa3	B	1,913	–	(1,074)	838
Total individual name issuers			30,544	–	(13,640)	16,904

Collateralized debt obligations (CDO):
Tropic CDO 1, tranche A4L (d)	Caa3		3,650	–	(2,241)	1,409
Preferred Term Securities [PreTSL] XXV, tranche C1 (e)	Ca		2,492	–	(2,020)	472
Total collateralized debt obligations			6,142	–	(4,261)	1,881
Total trust preferred securities			$36,686	$ –	$(17,901)	$18,785

(a)
Net of other-than-temporary impairment losses recognized in earnings, other than such noncredit-related amounts reversed on January 1, 2009 in accordance with FASB Staff Position No. FAS 115-2 and FAS 124-2.

(b)	Standard & Poor’s (“S&P”).
(c)	Consists of various series of trust preferred securities issued by seven corporate financial institutions.
(d)
This investment security is not rated by S&P.  As of June 30, 2009, 12 of the 38 pooled institutions have invoked their original contractual right to defer interest payments.  This investment security was placed on nonaccrual status as of March 31, 2009.

(e)
This investment security is not rated by S&P. As of June 30, 2009, 11 of the 73 pooled institutions have invoked their original contractual right to defer interest payments.  In the fourth quarter of 2008, the tranche held by Washington Trust began deferring interest payments until future periods.  This investment security was placed on nonaccrual status as of December 31, 2008.

The following is supplemental information concerning common and perpetual preferred stock investment securities:

	At June 30, 2009
	Amortized	Unrealized		Fair
(Dollars in thousands)	Cost (a)	Gains	Losses	Value
Common and perpetual preferred stocks
Common stock	$659	$–	$(40)	$619
Perpetual preferred stocks:
Financials	2,354	–	(298)	2,056
Utilities	1,000	–	(231)	769
Total perpetual preferred stocks	3,354	–	(529)	2,825
Total common and perpetual preferred stocks	$4,013	$–	$(569)	$3,444

(a)	Net of other-than-temporary impairment losses recognized in earnings in accordance with FASB Staff Position No. FAS 115-2 and FAS 124-2.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)	For the Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Asset Quality Data	2009	2009	2008	2008	2008
Allowance for Loan Losses
Balance at beginning of period	$24,498	$23,725	$22,631	$21,963	$20,724
Provision charged to earnings	3,000	1,700	1,850	1,100	1,400
Charge-offs	(1,483)	(1,026)	(776)	(492)	(219)
Recoveries	36	99	20	60	58
Balance at end of period	$26,051	$24,498	$23,725	$22,631	$21,963

Net Loan Charge-Offs
Commercial:
Mortgages	$794	$461	$185	$–	$(43)
Construction and development	–	–	–	–	–
Other	515	349	497	386	132
Residential:
Mortgages	127	32	62	9	33
Homeowner construction	–	–	–	–	–
Consumer	11	85	12	37	39
Total	$1,447	$927	$756	$432	$161

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Asset Quality Data	2009	2009	2008	2008	2008
Past Due Loans
Loans 30–59 Days Past Due
Commercial real estate	$2,635	$2,027	$3,466	$2,036	$5,300
Other commercial loans	2,255	3,537	2,024	1,524	1,382
Residential mortgages	1,820	3,000	3,113	1,619	1,624
Consumer loans	1,042	419	76	77	476
Loans 30–59 days past due	$7,752	$8,983	$8,679	$5,256	$8,782

Loans 60–89 Days Past Due
Commercial real estate	$3,537	$194	$6	$143	$1,078
Other commercial loans	514	461	785	114	1,013
Residential mortgages	1,324	165	1,452	296	1
Consumer loans	44	–	401	–	87
Loans 60-89 days past due	$5,419	$820	$2,644	$553	$2,179

Loans 90 Days or more Past Due
Commercial real estate	$2,760	$4,269	$1,826	$1,870	$981
Other commercial loans	5,861	4,453	3,408	3,264	2,644
Residential mortgages	3,826	3,575	973	188	408
Consumer loans	2	7	77	48	–
Loans 90 days or more past due	$12,449	$12,304	$6,284	$5,370	$4,033

Total Past Due Loans
Commercial real estate	$8,932	$6,490	$5,298	$4,049	$7,359
Other commercial loans	8,630	8,451	6,217	4,902	5,039
Residential mortgages	6,970	6,740	5,538	2,103	2,033
Consumer loans	1,088	426	554	125	563
Total past due loans	$25,620	$22,107	$17,607	$11,179	$14,994

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Asset Quality Data	2009	2009	2008	2008	2008
Nonperforming Assets
Commercial mortgages	$5,995	$4,384	$1,942	$1,986	$1,991
Commercial construction and development	–	–	–	–	–
Other commercial	10,948	6,433	3,845	3,555	2,948
Residential real estate mortgages	5,168	4,057	1,754	962	1,072
Consumer	556	564	236	208	170
Total nonaccrual loans	$22,667	$15,438	$7,777	$6,711	$6,181
Nonaccrual investment securities	1,881	1,928	633	–	–
Property acquired through foreclosure or repossession	236	170	392	113	–
Total nonperforming assets	$24,784	$17,536	$8,802	$6,824	$6,181

Total past due loans to total loans	1.35%	1.18%	0.96%	0.63%	0.88%
Nonperforming assets to total assets	0.85%	0.60%	0.30%	0.25%	0.23%
Nonaccrual loans to total loans	1.20%	0.83%	0.42%	0.38%	0.36%
Allowance for loan losses to nonaccrual loans	114.93%	158.69%	305.07%	337.22%	355.33%
Allowance for loan losses to total loans	1.38%	1.31%	1.29%	1.28%	1.29%

Troubled Debt Restructured Loans
Accruing troubled debt restructured loans
Commercial mortgages	$1,576	$–	$–	$–	$1,673
Other commercial	323	59	–	–	–
Residential real estate mortgages	2,190	262	263	264	266
Consumer	780	479	607	216	8
Accruing troubled debt restructured loans	4,869	800	870	480	1,947
Nonaccrual troubled debt restructured loans
Other commercial	136	86	–	–	13
Residential real estate mortgages	367
Consumer	–	7	–	–	–
Nonaccrual troubled debt restructured loans	503	93	–	–	–
Total troubled debt restructured loans	$5,372	$893	$870	$480	$1,960

The following tables present average balance and interest rate information.  Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit.  For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency.  Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations.  Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended June 30,	2009			2008
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$637,633	$8,550	5.38%	$598,274	$8,257	5.55%
Commercial and other loans	916,329	12,270	5.37%	749,468	12,135	6.51%
Consumer loans	323,629	3,378	4.19%	297,802	4,059	5.48%
Total loans	1,877,591	24,198	5.17%	1,645,544	24,451	5.98%
Cash, federal funds sold
and other short-term investments	12,459	9	0.27%	12,214	50	1.64%
Taxable debt securities	723,199	7,588	4.21%	687,461	8,302	4.86%
Nontaxable debt securities	80,672	1,166	5.80%	81,649	1,152	5.67%
Corporate stocks and FHLBB stock	47,608	75	0.64%	49,169	545	4.46%
Total securities	863,938	8,838	4.10%	830,493	10,049	4.87%
Total interest-earning assets	2,741,529	33,036	4.83%	2,476,037	35,500	5.60%
Non interest-earning assets	182,473			165,806
Total assets	$2,924,002			$2,641,843
Liabilities and Shareholders’ Equity
NOW accounts	$180,969	$78	0.17%	$167,755	$81	0.19%
Money market accounts	376,559	917	0.98%	315,075	1,399	1.79%
Savings accounts	188,208	123	0.26%	174,897	218	0.50%
Time deposits	965,492	7,363	3.06%	782,825	7,550	3.88%
FHLBB advances	693,860	7,112	4.11%	755,455	7,794	4.15%
Junior subordinated debentures	32,991	479	5.82%	32,311	509	6.34%
Other	20,805	244	4.70%	24,016	275	4.60%
Total interest-bearing liabilities	2,458,884	16,316	2.66%	2,252,334	17,826	3.18%
Demand deposits	179,350			171,613
Other liabilities	43,498			28,607
Shareholders’ equity	242,270			189,289
Total liabilities and shareholders’ equity	$2,924,002			$2,641,843
Net interest income (FTE)		$16,720			$16,674
Interest rate spread			2.17%			2.42%
Net interest margin			2.45%			2.71%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended June 30,	2009	2008
Commercial and other loans	$51	$45
Nontaxable debt securities	388	366
Corporate stocks	20	56
Total	$459	$467

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Six months ended June 30,	2009			2008
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$641,773	$17,262	5.42%	$599,919	$16,554	5.55%
Commercial and other loans	906,946	24,381	5.42%	728,270	24,356	6.73%
Consumer loans	320,946	6,745	4.24%	295,301	8,556	5.83%
Total loans	1,869,665	48,388	5.22%	1,623,490	49,466	6.13%
Cash, federal funds sold
and other short-term investments	19,803	26	0.26%	16,600	190	2.30%
Taxable debt securities	747,087	16,037	4.33%	678,081	16,718	4.96%
Nontaxable debt securities	80,674	2,332	5.83%	81,337	2,295	5.67%
Corporate stocks and FHLBB stock	48,061	174	0.73%	48,014	1,232	5.16%
Total securities	895,625	18,569	4.18%	824,032	20,435	4.99%
Total interest-earning assets	2,765,290	66,957	4.88%	2,447,522	69,901	5.74%
Non interest-earning assets	178,593			167,258
Total assets	$2,943,883			$2,614,780
Liabilities and Shareholders’ Equity
NOW accounts	$175,530	$154	0.18%	$165,132	$159	0.19%
Money market accounts	370,846	2,314	1.26%	321,476	3,951	2.47%
Savings accounts	183,206	300	0.33%	174,815	650	0.75%
Time deposits	968,367	15,260	3.18%	797,296	16,387	4.13%
FHLBB advances	731,311	14,339	3.95%	713,786	15,093	4.25%
Junior subordinated debentures	32,991	958	5.86%	27,496	847	6.20%
Other	22,153	489	4.45%	26,631	589	4.45%
Total interest-bearing liabilities	2,484,404	33,814	2.74%	2,226,632	37,676	3.40%
Demand deposits	175,904			168,773
Other liabilities	43,666			29,571
Shareholders’ equity	239,909			189,804
Total liabilities and shareholders’ equity	$2,943,883			$2,614,780
Net interest income (FTE)		$33,143			$32,225
Interest rate spread			2.14%			2.34%
Net interest margin			2.42%			2.65%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Six months ended June 30,	2009	2008
Commercial and other loans	$102	$90
Nontaxable debt securities	774	729
Corporate stocks	47	123
Total	$923	$942

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	At of for the Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands, except per share amounts)	2009	2009	2008	2008	2008
Calculation of tangible book value per share
Total shareholders’ equity at end of period	$242,293	$238,727	$235,111	$184,762	$186,422
Less:
Goodwill	58,114	58,114	58,114	56,117	50,479
Identifiable intangible assets, net	9,536	9,844	10,152	10,461	10,781
Total tangible shareholders’ equity at end of period	$174,643	$170,769	$166,845	$118,184	$125,162

Shares outstanding at end of period	16,001.9	15,949.9	15,934.7	13,423.2	13,398.2

Book value per share – GAAP	$15.14	$14.97	$14.75	$13.76	$13.91
Tangible book value per share – Non-GAAP	$10.91	$10.71	$10.47	$8.80	$9.34

Calculation of tangible equity to tangible assets
Total tangible shareholders’ equity at end of period	$174,643	$170,769	$166,845	$118,184	$125,162

Total assets at end of period	$2,919,808	$2,947,110	$2,965,466	$2,767,882	$2,732,989
Less:
Goodwill	58,114	58,114	58,114	56,117	50,479
Identifiable intangible assets, net	9,536	9,844	10,152	10,461	10,781
Total tangible assets at end of period	$2,852,158	$2,879,152	$2,897,200	$2,701,304	$2,671,729

Equity to assets - GAAP	8.30%	8.10%	7.93%	6.68%	6.82%
Tangible equity to tangible assets – Non-GAAP	6.12%	5.93%	5.76%	4.38%	4.68%

Calculation of return on average tangible assets
Net income	$3,765	$2,670	$4,221	$6,040	$6,095

Total average assets	$2,924,002	$2,963,985	$2,867,086	$2,754,769	$2,641,843
Less:
Average goodwill	58,114	58,114	56,139	50,540	50,479
Average identifiable intangible assets, net	9,686	9,995	10,302	10,615	10,940
Total average tangible assets	$2,856,202	$2,895,876	$2,800,645	$2,693,614	$2,580,424

Return on average assets - GAAP	0.52%	0.36%	0.59%	0.88%	0.92%
Return on average tangible assets – Non-GAAP	0.53%	0.37%	0.60%	0.90%	0.94%

Calculation of return on average tangible equity
Net income	$3,765	$2,670	$4,221	$6,040	$6,095

Total average shareholders’ equity	$242,270	$237,522	$231,101	$186,664	$189,289
Less:
Average goodwill	58,114	58,114	56,139	50,540	50,479
Average identifiable intangible assets, net	9,686	9,995	10,302	10,615	10,940
Total average tangible shareholders’ equity	$174,470	$169,413	$164,660	$125,509	$127,870

Return on average shareholders’ equity - GAAP	6.22%	4.50%	7.31%	12.94%	12.88%
Return on average tangible shareholders’ equity – Non-GAAP	8.63%	6.30%	10.25%	19.25%	19.07%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	Six Months Ended
	June 30,	June 30,
(Dollars in thousands)	2009	2008
Calculation of return on average tangible assets
Net income	$6,435	$11,911

Total average assets	$2,943,883	$2,614,780
Less:
Average goodwill	58,114	50,479
Average identifiable intangible assets, net	9,840	11,103
Total average tangible assets	$2,875,929	$2,553,198

Return on average assets - GAAP	0.44%	0.91%
Return on average tangible assets – Non-GAAP	0.45%	0.93%

Calculation of return on average tangible equity
Net income	$6,435	$11,911

Total average shareholders’ equity	$239,909	$189,804
Less:
Average goodwill	58,114	50,479
Average identifiable intangible assets, net	9,840	11,103
Total average tangible shareholders’ equity	$171,955	$128,222

Return on average shareholders’ equity - GAAP	5.36%	12.55%
Return on average tangible shareholders’ equity – Non-GAAP	7.48%	18.58%